Exhibit 10.33

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED
EXCURSION BOAT SPONSORSHIP AND OPERATIONS AGREEMENT

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED EXCURSION BOAT SPONSORSHIP AND OPERATIONS AGREEMENT (the “Second Amendment”) is made and entered into this 16th day of May, 2017, by and between Iowa West Racing Association, an Iowa nonprofit corporation (hereinafter referred to as “Iowa West”), and Ameristar Casino Council Bluffs, LLC, an Iowa limited liability Company (successor to Ameristar Casino Council Bluffs, Inc. (hereinafter referred to as “Ameristar”)).

WHEREAS, on October 7, 2002, Iowa West and Ameristar entered into that certain Amended and Restated Excursion Boat Sponsorship and Operations Agreement (the “Original Agreement”); and

WHEREAS, on November 18, 2004, Iowa West and Ameristar amended the Original Agreement by the execution of a Second Amended and Restated Excursion Boat Sponsorship and Operations Agreement (the “Amended Agreement”): and

WHEREAS, on February 16, 2010, Iowa West and Ameristar entered into that certain Amendment to Second Amended and Restated Excursion Boat Sponsorship and Operations Agreement (the “First Amendment” and together with the Amended Agreement, hereinafter referred to as the “Agreement”); and

WHEREAS, the Agreement expires on March 31, 2018; and

WHEREAS, on February 8, 2016, Ameristar Casino Council Bluffs, Inc., an Iowa corporation, converted into an Iowa limited liability company named Ameristar Casino Council Bluffs, LLC; and

WHEREAS, the parties hereto wish to amend the Agreement to extend the term thereof and to amend certain other terms and conditions of the Agreement, as hereinafter set forth.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Section 7(a) of the Agreement is hereby deleted in its entirety and replaced with the following new Section 7(a):

“The term of the Agreement shall be for an additional five (5) years, to expire on March 31, 2023. Provided that Ameristar is not in default under the Agreement, either at the time of exercise or at the time the Option Term (as hereinafter defined) is to commence, Ameristar shall have the option to extend the term of the Agreement for one (1) additional term of three (3) years, to expire on March 31, 2026 (the “Option Term”). Notice of the exercise of such option shall be given to Iowa West on or before October 1, 2022. If notice is not given to Iowa West on or before such date, this option shall lapse and be of no further force or effect. If exercised, all terms and conditions of the Agreement, as further amended hereby, shall be applicable to the Option Term. Any duty or obligation set forth in the Agreement, that is to be performed during the term of the Agreement, shall also be performed during the Option Term if the option to extend the term is exercised.
2.    This Second Amendment shall only become effective upon approval of the Iowa Racing and Gaming Commission (the “Commission”). The parties shall coordinate their efforts and cooperate with one another to seek this approval as expeditiously as possible. Until such time as this Second Amendment is approved by the Commission, the parties shall continue to perform the Agreement as if this Second Amendment had not been entered into by the parties. This Second Amendment will become immediately effective upon approval by the Commission.

3.    Except as specifically amended hereby, the Agreement shall remain in full force and effect as originally executed and approved by the Commission. This Second Amendment shall be binding on the successors and assigns of the parties hereto. Capitalized terms in this Second Amendment that are not otherwise defined herein shall have the respective meanings set forth in the Agreement.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

IOWA WEST RACING ASSOCIATION	AMERISTAR CASINO COUNCIL BLUFFS, LLC

By: /s/ Rick Killion	By: /s/ Carlos A. Ruisanchez
IWRA President	Carlos A. Ruisanchez, President, Chief Financial Officer, Treasurer and Assistant Secretary
By: /s/ Tara Slevin
IWRA Secretary

2